For:	Calavo Growers, Inc. (Nasdaq-GM: CVGW)

Contact:	Calavo Growers, Inc.
Lee Cole (investors)
805-525-1245
or
Foley/Freisleben LLC
Jerry Freisleben (media, general information)
213-955-0020
CALAVO GROWERS INC. ANNOUNCES
RECORD FISCAL 2007 FIRST QUARTER RESULTS
First Quarter Financial and Operating Highlights:
➢	Net Income Vaults 300 Percent to $1.3 Million from Loss of $(665,000)

➢	Diluted EPS Total Nine Cents Versus Loss of Five Cents, an Overall Improvement of 14 Cents

➢	Revenues Advance from $50.6 Million to $57.3 Million, or 13 Percent

➢	Gross Margin Rises More Than Twofold to $7 Million

➢	Operating Income Swings from Loss of $(1.0 Million) to $2.3 million—326 Percent Improvement

➢	Brisk Demand for Fresh Avocados and Processed Products Paces Sales Growth
SANTA PAULA, Calif. (March 6, 2007)—Calavo Growers, Inc. (Nasdaq-GM: CVGW), the global leader in packing and marketing fresh and processed avocados and other perishable food products, today reported record fiscal 2007 first quarter operating results, with revenues, net income and earnings per share all reaching historic highs for the period.
     For the three months ended Jan. 31, 2007, net income soared 300 percent to $1.3 million, equal to $0.09 per diluted share, from a net loss of $(665,000), or $(0.05) per diluted share, in the corresponding period last year. Net income in the most recent quarter eclipsed by more than twofold the previous first-period record and all-time high as a public company of $500,000 set in fiscal 2003.
     Revenues advanced to a record $57.3 million, an increase of 13 percent from $50.6 million in the like quarter of fiscal 2006, on the strength of higher
- more -

Calavo Reports Record First Quarter Fiscal 2007 Results/2-2-2-2
sales both in its fresh-avocado and processed-products business segments, as well as diversified commodities, including its Maui Fresh family of products.
     Chairman, President and CEO Lee E. Cole said, “Calavo is off to a formidable start in fiscal 2007, anchored by the best first-quarter operating performance in our history. This highly gratifying performance was robust by virtually every measure. We were paced by sharply stronger sales of Mexican-grown avocados that more than offset the seasonal ebb of California fruit that characterizes our business during the first three months of our fiscal year. Coupled with continued growth in processed-product segment revenues, which increased $1.3 million or 16 percent year over year, the company’s top line velocity was one key component driving the quarter’s results. The other factor of prime significance was our ongoing relentless effort to manage controllable costs.”
     Cole noted that Calavo’s first-period gross margin leaped to $7.0 million, an increase of 107 percent from $3.4 million in the same quarter last year, reflecting both the aforementioned sales gains and rigorous cost discipline across the company’s various businesses. Operating income surged to $2.3 million from a loss of $(1.0 million), a swing of $3.3 million or 326 percent.
     Indicative of this commitment to expense containment, “gross margins benefited from a focused initiative to realign certain operations related to fresh avocado packing in Mexico,” the CEO stated. “Similarly, margins in the processed products business segment surpassed 35 percent for the quarter—an impressive figure that has climbed steadily over the past eight sequential periods. Processed operations were favorably impacted by a nine percent increase in total quarterly pounds sold which contributed to further manufacturing and production efficiencies in this already-strong business segment. Simply put, the processed unit continues to be a stellar performer and an important growth driver for the future.”
- more -

Calavo Reports Record First Quarter Fiscal 2007 Results/3-3-3-3
     With respect to sales, general and administrative (SG&A) expense, Cole indicated that the corporate imperative placed on cost controls is translating itself to this line of the income statement, as well. Among strides forward in containing SG&A, the Calavo CEO said that “the tight reign in all areas of SG&A expense is showing progress and costs overall are trending in the right direction.”
     Among other significant first quarter accomplishments, Cole indicated that the company’s two new Value Added Depots (VADs) in Texas and New Jersey became fully operational during the first period and join a successful initial location in California, which opened earlier. Equipped with Calavo’s proprietary ProRipeVIP™ technology used for avocado pre-conditioning, the VADs are a pivotal milestone in the strategy to drive consumption by making fruit ripened to customers’ specifications available nationwide, he said.
     Taking a broad perspective of the most recent period, Cole noted his “particular satisfaction with the company’s ability to create diversified revenue and profit engines for Calavo. It’s clear validation of the overall business strategy, as well as the ceaseless efforts of our management team to set new standards. No better case-in-point than the company’s success in achieving record results despite the usual seasonal cyclical slowdown in California avocado packing.”
Outlook: The Picture Ahead
     Looking forward, “the outlook is extremely encouraging,” Cole said. “We move ahead in the second quarter with a genuine sense of confidence and optimism about Calavo’s prospects—both during the current period and for the year. The company anticipates continuing to realize strong sales contribution from Mexican-grown avocados and our world-class processed operations during the second quarter. These dual platforms we have created in Mexico—both fresh and processed avocados—are not only significant profit generators for Calavo, but
- more -

Calavo Reports Record First Quarter Fiscal 2007 Results/4-4-4-4
cover a substantial portion of corporate overhead and favorably benefit grower returns, as well.
     “In addition, the second period also will bring California avocados and growing Maui Fresh tomato sales to further propel revenues. From our perspective, operations are shaping up quite positively and Calavo is in a very strong position—strategically, operationally and financially,” Cole stated.
     “It is worthy of mention that even as our management focuses on internally generated growth, we keep an eye open for prospective acquisitions that meet our specific criteria, in particular being accretive to earnings,” Cole said. “While there can be no assurances that we will identify, let alone consummate, any deals, we keep our watch carefully trained for possible targets nonetheless.”
     “Fiscal 2007 is off to a fast start and I look forward to reporting on our continued progress implementing strategic initiatives that build an even stronger, more diversified company that creates further value for our shareholders,” Cole concluded.
About Calavo
     Calavo Growers, Inc. is a worldwide leader in the procurement and marketing of fresh avocados and other perishable foods, as well as the manufacturing and distribution of processed avocado products. Founded in 1924, Calavo’s expertise in marketing and distributing avocados, processed avocados, and other perishable foods allows the company to deliver a wide array of fresh and processed food products to food distributors, produce wholesalers, supermarkets, and restaurants on a global basis.
Safe Harbor Statement
This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-
- more -

Calavo Reports Record First Quarter Fiscal 2007 Results/5-5-5-5
looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Report on Form 10-K for the year ended October 31, 2006. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
# # #

CALAVO GROWERS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(All amounts in thousands, except per share amounts)

	January 31,	October 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$191	$50
Accounts receivable, net of allowances of $1,933 (2007) and $1,833 (2006)	26,472	24,202
Inventories, net	12,399	10,569
Prepaid expenses and other current assets	4,865	4,934
Advances to suppliers	3,545	1,406
Income tax receivable	1,524	2,268
Deferred income taxes	2,348	2,348

Total current assets	51,344	45,777
Property, plant, and equipment, net	21,239	19,908
Investment in Limoneira	41,140	33,879
Investment in Maui Fresh, LLC	261	229
Goodwill	3,591	3,591
Other assets	4,012	4,110

	$121,587	$107,494

Liabilities and shareholders’ equity
Current liabilities:
Payable to growers	$2,745	$6,334
Trade accounts payable	2,675	4,046
Accrued expenses	15,562	13,689
Short-term borrowings	4,791	3,804
Dividend payable	—	4,573
Current portion of long-term obligations	1,308	1,308

Total current liabilities	27,081	33,754
Long-term liabilities:
Long-term obligations, less current portion	22,406	10,406
Deferred income taxes	7,066	4,391

Total long-term liabilities	29,472	14,797
Total shareholders’ equity	65,034	58,943

	$121,587	$107,494

CALAVO GROWERS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(All amounts in thousands, except per share amounts)

	Three months ended
	January 31,
	2007	2006

Net sales	$57,293	$50,647
Cost of sales	50,325	47,275

Gross margin	6,968	3,372
Selling, general and administrative	4,631	4,406

Operating income (loss)	2,337	(1,034)
Other expense, net	(156)	(75)

Income (loss) before provision (benefit) for income taxes	2,181	(1,109)
Provision (benefit) for income taxes	850	(444)

Net income (loss)	$1,331	$(665)

Net income (loss) per share:
Basic	$0.09	$(0.05)

Diluted	$0.09	$(0.05)

Number of shares used in per share computation:
Basic	14,293	14,352

Diluted	14,359	14,352